WILSHIRE BANCORP, INC. CONTACT: Joanne Kim, President & CEO, 213-639-1843 Alex Ko, SVP & CFO, 213-427-6560 www.wilshirebank.com	NEWS RELEASE

Wilshire Bancorp Posts Net Income of $7.4 Million, or $0.25 per Diluted Share, in the Second Quarter 2008
Loans Increase 18% over Second Quarter 2007 and Strong Credit Monitoring Continues

LOS ANGELES, CA – July 22, 2008 - Wilshire Bancorp, Inc. (NASDAQ: WIBC), the holding company for Wilshire State Bank, reported diluted earnings per share of $0.25 for the second quarter 2008, compared with $0.24 in the first quarter 2008 and $0.25 in the second quarter 2007. Net income was $7.43 million, compared with $7.05 million in prior quarter and $7.35 million in the second quarter 2007.

“Wilshire continued to strengthen its franchise during the second quarter against the continued backdrop of challenging credit market conditions” stated Ms. Joanne Kim, President and CEO “Our net income growth and earnings per share of $0.25 were driven by strong credit quality management, evidenced by $1.7 million recovery and solid loan growth. While we are still affected by weaker economic conditions, we are confident that Wilshire is well positioned to continue to expand through the current challenging credit cycle.”

SECOND QUARTER 2008 FINANCIAL HIGHLIGHTS:

Compared to second quarter 2007
•	Net income increased to $7.43 million, compared with $7.35 million in the second quarter a year ago.
•	Average loan portfolio increased 18% to $1.94 billion, compared with $1.65 billion a year ago.
•	Average interest-earning assets increased 16% to $2.15 billion, compared with $1.85 billion a year ago.
•	Deposit fee income increased 21% to $3.0 million, compared with $2.5 million in 2Q07.
•	Earning per share remained the same at $0.25, compared with 2Q07.

Compared to first quarter 2008
•	Net income increased to $7.43 million, compared with $7.05 million in the previous quarter.
•	Average loan portfolio increased 5% to $1.94 billion, compared with $1.86 billion in the first quarter.
•	Average deposits increased 1% to $1.73 billion, compared with $1.70 billion at March 31, 2008.
•	EPS increased to $0.25 from $0.24 in 1Q08.
•	ROA and ROE increased to 1.29% and 16.36%, compared with 1.28% and 16.08%, respectively in 1Q08.
•	Efficiency ratio improved to 48.4% from 49.1% in 1Q08.

CREDIT QUALITY

“Managing the challenges of the current credit cycle continues to be our top priority. We have maintained our emphasis on sticking to our higher credit standards in the highly competitive markets that we serve,” Ms. Kim said. “We have tighter credit monitoring controls in place than we did a year ago, and are keeping a close eye on all problem credits. Our focus on increased asset quality and effective controls over the past year has translated into a healthy level of growth in our growth in our loan portfolio.”

Non-performing loans totaled $16.5 million, or 0.83% of gross loans, at June 30, 2008 compared to $12.0 million, or 0.64% of gross loans, at March 31, 2008 and $8.4 million, or 0.50% of gross loans, at the end of June 2007.

“During the second quarter of 2008 we recovered $1.7 million from previously charged off loans, which contributed to net charge-offs of $234,000, compared to $1.0 million for the prior quarter and $1.8 million for the second quarter a year ago,” said Ms. Kim. “While we anticipated having recoveries based on our persistent efforts to recover previously charged-off loans during this quarter, we do not expect to have recoveries at these levels going forward.” For the first six months of 2008, net charge-offs totaled $1.3 million compared to $4.5 million in the first six months of 2007.

Provision for losses for loans and loan commitments was $1.4 million during the second quarter 2008, compared to $4.5 million during the same quarter a year ago. For the first six months of 2008 the provision for losses on loans and loan commitments was $2.8 million, compared to $6.1 million in the same period a year ago. The current quarter provision primarily reflects loan growth and the continued weakness in the broader economic environment. The allowance for loan losses was $23.5 million, representing 1.18% of gross loans and 143% of nonperforming loans, at June 30, 2008, compared with allowance for loan loses of $19.4 million, representing 1.16% of gross loans and 230% of nonperforming loans, at June 30, 2007 and allowance for loan loses of $22.1 million, representing 1.17% of gross loans and 184% of nonperforming loans at March 31, 2008. We believe the allowance was adequate for losses inherent in the portfolio at June 30, 2008.

WIBC – 2Q08 results
July 22, 2008

BALANCE SHEET

Total assets increased 16% to $2.36 billion at June 30, 2008, compared with $2.04 billion a year ago. We were able to continue to originate more loans to our customers where we believed it was prudent and properly priced. The challenging credit market condition has created incremental earnings opportunities for Wilshire. Our average loans during the current quarter increased by 18% compared to the same quarter a year ago.

At June 30, 2008, commercial real estate loans comprised 73.7% of the loan portfolio. Wilshire continues to reduce its exposure to construction loans, which accounted for only 2.5% of its loan portfolio at June 30, 2008, compared with 3.0% a year ago. Based on thorough analysis on construction loans, we don’t believe significant credit risk exists in our construction loan portfolio. Commercial and industrial loans accounted for 18.9% of total loans at the end of June 2008, compared with 18.4% a year earlier. Consumer loans decreased to 1.3% of total gross loans at current quarter-end, compared to 2.6% a year earlier.

Wilshire has not engaged in any subprime lending and the loan portfolio does not contain any such loans. For the purpose of making this determination, we consider “subprime loans” to be loans made to borrower (or borrowers) with a diminished or impaired credit rating or with a limited credit history.

Total deposits were $1.74 billion at June 30, 2008 compared to $1.77 billion a year earlier and $1.73 billion at preceding quarter end. Non-time deposits were at $792 million as of June 30, 2008, representing a 4% decrease compared to a year ago, but 4% increase compared to the preceding quarter end.

At June 30, 2008, shareholders’ equity was $182 million, up 12% from $163 million a year ago and book value was $6.18 per share at June 30, 2008, versus to $5.54 a year earlier.

NET INTEREST MARGIN

“As expected, the 75 and 25 basis point reductions in the federal funds rate on March 18, 2008 and April 30, 2008, compressed our margin during the second quarter 2008, since our deposit costs re-priced at a slower pace than our interest earning assets,” said Mr. Alex Ko, CFO. The net interest margin was 3.78% in the second quarter of 2008, compared to 3.83% in the previous quarter and 4.52% in the second quarter a year ago.

In the second quarter of 2008, the weighted average yield of the loan portfolio decreased 61 basis points to 7.11% from 7.72% in the preceding quarter. This decline was largely due to the impact of the 75 and 25 basis point cuts of the federal funds rate in March and April 2008.

Based on disciplined deposit pricing during the second quarter 2008, the net interest spread has increase to 3.17%, compared to 3.10% at March 31, 2008. The weighted average cost of interest-bearing liabilities for the second quarter decreased 62 basis points to 3.65% from 4.27% for the preceding quarter. The decrease was due to declining market rates and the effect the decline had on our deposit pricing, as well as the cost of wholesale funding through Federal Home Loan Bank (FHLB) advances. “We continue to use FHLB advances as a cost effective alternative for our funding needs, while we continue our effort in bringing in more core deposit via various marketing campaigns to support our steady loan growth” said Mr. Ko.

INCOME STATEMENT AND PERFORMANCE METRICS

In the second quarter of 2008, interest income was down 7% while interest expense was down 12% compared to the same quarter of 2007. Net interest income was down 3% to $20.3 million, from $20.9 million in the second quarter of 2007, while it was up 3% as compared with first quarter of 2008. Service fees on deposits grew by 21% to $3.0 million, compared with $2.5 million in the second quarter a year ago. Total noninterest income was down 11% to $5.6 million, compared to $6.3 million in the second quarter a year ago, due to the decrease in SBA loan sales during the second quarter of 2008.

SBA loan production levels decreased 49% to $21.7 million in the second quarter of 2008 compared to $42.2 million in the same period last year, reflecting the overall weaker economic environment. The average sales premium of SBA 7(a) guaranteed loans was lower in the second quarter of 2008 compared to the second quarter a year ago. The lowered sales volume and premium of SBA 7(a) guaranteed loans resulted in a 61% decline in gain on sale of loans to $918,000, compared with a $2.3 million gain in second quarter of 2007.

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WIBC – 2Q08 results
July 22, 2008

The decrease in gain on sales of loans was largely offset by 21% and 12% increases in service charges on deposits and other income, respectively. The significant increase in service income charges on deposits from the same quarter a year ago was mainly attributable to close account fee monitoring.

Total noninterest expenses were $12.6 million in the second quarter of 2008, compared to $10.6 million in the second quarter a year ago. The $2.0 million increase was primarily due to $421,000 increase in expense recognition related to stock options granted in June 2008 to employees and Board of Directors, and increase in salary and employee benefits associated with the integration of the New Jersey branch and the new Rancho Cucamonga branch opened in the second half of 2007.

In the six-month period ended June 30, 2008, interest income decreased $2.5 million, or 3%, from the same period a year ago, which was more than offset by $2.7 million, or 7%, decrease in interest expense, resulting in a slight increase in net interest income of $188,000 from $39.9 million net interest income in first half of 2007 to $40.1 million net interest income in the first half of 2008.

Noninterest income was $10.8 million for the first half of 2008, a 7% decrease from $11.5 million in the first six months of 2007, primarily due to $2.4 million, or 57%, decrease in gain on SBA loan sales between the two periods. Such significant decrease was largely offset by $1.0 million, or 21%, increase in service charges on deposits and $0.6 million, or 23%, increase in other income.

Noninterest expenses in the first half of 2008 were up 17% to $24.8 million, compared to $21.1 million in the first half of 2007. “We are continuing to explore branch expansion opportunities within our primary markets and look forward to two new branch openings that are already scheduled for later this year,” said Ms. Kim. “Our new branch in Los Angeles is planned to open in the third quarter and our second New Jersey branch is planned to open later this year, which will bring our total branch network to 22 locations.

“Our new branches are proving to be very successful in helping us reach new customers and grow deposits,” added Ms. Kim. “Although they initially put pressure on our expense ratios, over time they should add to our profitability by providing low-cost deposits and additional fee income opportunities.” The efficiency ratio was 48.4% in the second quarter of 2008, compared to 49.1% in the previous linked quarter and 39.0% in the second quarter a year ago. Wilshire’s return on equity (ROE) in the second quarter of 2008 was 16.36% and return on assets (ROA) was 1.29%, compared to 18.15% and 1.47%, respectively, in the second quarter a year ago.

“Our financial performance is strong and continues to remain stable under this weakened economic environment, reflecting the fact that unlike some banks, we have sufficient capital and liquidity to lend to qualified customers that meet our higher standards with more disciplined loan pricing” said Mr. Ko.

REGULATORY CAPITAL MEASURE

Our capital ratios remained strong and continue to exceed the “Well Capitalized” guidelines established by regulatory agencies. The leverage ratio was 10.21% at June 30, 2008, compared to 10.24% at March 31, 2008, and 10.28% at June 30, 2007. The total risk-based capital ratio was 13.99% at June 30, 2008, compared to 14.37% at March 31, 2008, and 14.22% at the end of June 2007.

CONFERENCE CALL & COMPANY INFORMATION

Management will host its quarterly conference call on July 22, at 11:00 a.m. PDT (2:00 p.m. EDT). Investment professionals are invited to participate in the call by dialing 1-888-680-0865 using passcode 84932857.

Headquartered in Los Angeles, Wilshire State Bank operates 20 branch offices in California, Texas, New Jersey and New York, and seven loan production offices in Seattle, Dallas, Houston, Atlanta, Denver, Annandale, VA, and Palisades Park, NJ and is an SBA preferred lender nationwide. Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. Wilshire Bancorp’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.

www.wilshirebank.com

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WIBC – 2Q08 results
July 22, 2008

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Specific factors include, but are not limited to, loan production and sales, credit quality, the ability to expand net interest margin, the ability to continue to attract low-cost deposits, success of expansion efforts, competition in the marketplace and general economic conditions. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in Wilshire Bancorp’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management and are subject to change. Since management will only provide guidance at certain points during the year, Wilshire Bancorp will not necessarily update the information. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect financial results are included in filings by Wilshire Bancorp with the Securities and Exchange Commission.

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WIBC – 2Q08 results
July 22, 2008

CONSOLIDATED STATEMENT OF OPERATIONS
(dollars in thousands, except per share data) (unaudited)

	Quarter Ended June 30, 2008	Three Month % Change	Quarter Ended March 31, 2008	One Year % Change	Quarter Ended June 30, 2007

INTEREST INCOME
Interest and fees on loans	$33,978	-4%	$35,318	-7%	$36,584
Interest on securities	2,638	2%	2,584	13%	2,342
Interest on federal funds sold	49	-40%	80	-92%	578
Total Interest Income	36,665	-3%	37,982	-7%	39,504

INTEREST EXPENSE
Deposits	12,864	-13%	14,738	-25%	17,243
FHLB and other borrowings	3,468	-1%	3,500	158%	1,345
Total Interest Expense	16,332	-10%	18,238	-12%	18,588

Net interest income	20,333	3%	19,744	-3%	20,916
Provision for losses on loans and loan commitments	1,400	0%	1,400	-69%	4,500
Net interest income after provision for loan losses and loan commitments	18,933	3%	18,344	15%	16,416

NONINTEREST INCOME
Service charges on deposits	3,043	11%	2,748	21%	2,505
Gain on sales of loans	918	6%	864	-61%	2,334
Other	1,646	7%	1,542	12%	1,472
Total Noninterest Income	5,607	9%	5,154	-11%	6,311

NONINTEREST EXPENSES
Salaries and Employee Benefits	7,655	10%	6,976	34%	5,703
Occupancy & Equipment	1,492	5%	1,425	15%	1,300
Data Processing	771	1%	764	4%	745
Other	2,636	-14%	3,059	-8%	2,858
Total Noninterest Expenses	12,554	3%	12,224	18%	10,606

Income before income taxes	11,986	6%	11,274	-1%	12,121
Income tax	4,557	8%	4,224	-5%	4,775
NET INCOME	$7,429	5%	$7,050	1%	$7,346

Per Share Data
Basic earnings per share	$0.25	5%	$0.24	0%	$0.25
Diluted earnings per share	$0.25	5%	$0.24	0%	$0.25
Basic	29,391,177		29,276,871		29,370,096
Diluted	29,414,674		29,341,080		29,662,046

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WIBC – 2Q08 results
July 22, 2008

CONSOLIDATED STATEMENT OF OPERATIONS
(dollars in thousands, except per share data) (unaudited)

	Six Months Ended June 30, 2008	Six Months Ended June 30, 2007	% Change

INTEREST INCOME
Interest and fees on loans	$69,296	$70,485	-2%
Interest on securities	5,222	4,581	14%
Interest on federal funds sold	129	2,087	-94%
Total Interest Income	74,647	77,153	-3%

INTEREST EXPENSE
Deposits	27,602	34,605	-20%
FHLB and other borrowings	6,968	2,659	162%
Total Interest Expense	34,570	37,264	-7%

Net interest income	40,077	39,889	0%
Provision for losses on loans and loan commitments	2,800	6,130	-54%
Net interest income after provision for loan losses and loan commitments	37,277	33,759	10%

NONINTEREST INCOME
Service charges on deposits	5,791	4,792	21%
Gain on sales of loans	1,782	4,144	-57%
Other	3,187	2,586	23%
Total Noninterest Income	10,760	11,522	-7%

NONINTEREST EXPENSES
Salaries and employee benefits	14,631	11,401	28%
Occupancy & equipment	2,917	2,570	13%
Data processing	1,536	1,510	2%
Other	5,693	5,628	1%
Total Noninterest Expenses	24,777	21,109	17%

Income before income taxes	23,260	24,172	-4%
Income tax	8,780	9,509	-8%
NET INCOME	$14,480	$14,663	-1%

Per Share Data
Basic earnings per share	$0.49	$0.50	-1%
Diluted earnings per share	$0.49	$0.50	0%
Basic	29,334,024	29,358,335
Diluted	29,392,621	29,641,359

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WIBC – 2Q08 results
July 22, 2008

CONSOLIDATED BALANCE SHEET
(dollars in thousands, except share data) (unaudited)

	June 30,	Three Month	March 31,	One Year	June 30,
	2008	% Change	2008	% Change	2007

ASSETS:
Cash and due from banks	$69,497	-10%	$77,225	-2%	$70,949
Federal funds sold and other cash equivalents	4	-100%	20,004	-100%	25,004
Total Cash and Cash Equivalents	69,501	-29%	97,229	-28%	95,953

Securities available for sale	232,857	7%	218,505	19%	195,103
Securities held to maturity	369	-2%	377	-97%	11,603
Total Securities	233,226	7%	218,882	13%	206,706
Loans
Real estate construction	50,562	10%	46,047	0%	50,786
Residential real estate	71,206	2%	69,542	3%	69,311
Commercial real estate	1,463,422	5%	1,390,629	22%	1,203,094
Commercial and industrial	376,096	8%	349,842	23%	306,732
Consumer	25,314	-8%	27,440	-41%	43,121
Total loans	1,986,600	5%	1,883,500	19%	1,673,044
Allowance or loan losses	(23,494)	6%	(22,072)	21%	(19,378)
Loans Receivable, Net of Allowance for Loan Losses	1,963,106	5%	1,861,428	19%	1,653,666

Accrued interest receivable	9,880	0%	9,832	-2%	10,097
Due from customers on acceptances	3,366	44%	2,332	-21%	4,238
Other real estate owned	465	249%	133	0%	-
Premises and equipment	10,913	1%	10,828	7%	10,205
Federal home loan bank (FHLB) stock, at cost	15,040	33%	11,280	77%	8,476
Cash surrender value of life insurance	16,514	1%	16,367	4%	15,931
Investment in affordable housing partnerships	6,428	-1%	6,518	35%	4,779
Goodwill	6,675	0%	6,675	0%	6,675
Other intangible assets	1,438	-5%	1,512	-17%	1,736
Other assets	22,760	31%	17,419	8%	21,054
TOTAL ASSETS	$2,359,312	4%	$2,260,435	16%	$2,039,516

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Non-interest bearing demand deposits	$320,360	4%	$308,037	-2%	$327,400
Savings & interest checking	61,867	6%	58,146	15%	53,820
Money market deposits	409,767	5%	391,987	-8%	443,825
Time deposits in denomination of $100,000 or more	773,176	-3%	793,235	-2%	792,031
Other time deposits	174,119	-1%	176,182	17%	148,849
Total Deposits	1,739,289	1%	1,727,587	-2%	1,765,925

Federal home loan bank and other borrowings	325,000	35%	240,000	1525%	20,000
Acceptance outstanding	3,366	44%	2,332	-21%	4,238
Junior subordinated debentures	87,321	0%	87,321	42%	61,547
Accrued interest and other liabilities	22,650	-12%	25,659	-10%	25,219
Total Liabilities	2,177,626	5%	2,082,899	16%	1,876,929

STOCKHOLDERS’ EQUITY:
Common stock - no par value-authorized, 80,000,000 shares issued and outstanding 29,391,177, 29,391,177 and 29,371,696 shares, at June 30, 2008, March 31, 2008, and June 30, 2007, respectively	51,911	1%	51,399	2%	50,733
less treasury stock, at cost; 127,425 , 127,425, and 0 shares, at June 30, 2008, March 31, 2008, and June 30, 2007, respectively	(1,262)	0%	(1,262)	0%	-
Retained earnings	131,443	5%	125,483	17%	112,564
Accumulated other comprehensive income, net of taxes	(406)	-121%	1,916	-43%	(710)
Total Stockholders’ Equity	181,686	2%	177,536	12%	162,587
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,359,312	4%	$2,260,435	16%	$2,039,516

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WIBC – 2Q08 results
July 22, 2008

SUMMARY OF FINANCIAL DATA (dollars in thousands, except per share data) (unaudited)

AVERAGE BALANCES	Quarter Ended	Quarter Ended	Quarter Ended
	June 30, 2008	March 31, 2008	June 30, 2007

Average assets	$2,303,278	$2,211,860	$1,996,898
Average equity	$181,645	$175,332	$161,855
Average net loans (includes LHFS)	$1,911,835	$1,828,889	$1,621,006
Average deposits	$1,726,147	$1,704,820	$1,724,088
Average time deposits in denomination of $100,000 or more	$795,080	$788,630	$783,100
Average interest earning assets	$2,149,188	$2,061,264	$1,851,415

	Six Months Ended	Six Months Ended
	June 30, 2008	June 30, 2007

Average assets	$2,257,288	$1,994,399
Average equity	$178,488	$158,496
Average net loans (includes LHFS)	$1,870,362	$1,586,403
Average deposits	$1,715,484	$1,727,604
Average timed deposits in denomination of $100,000 or more	$791,855	$794,060
Average interest earning assets	$2,105,226	$1,851,419

	Quarter Ended	Quarter Ended	Quarter Ended
PROFITABILITY	June 30, 2008	March 31, 2008	June 30, 2007

Annualized return on average assets	1.29%	1.28%	1.47%
Annualized return on average equity	16.36%	16.08%	18.15%
Efficiency ratio	48.39%	49.10%	38.95%
Annualized operating expense/average assets	2.18%	2.21%	2.12%
Annualized net interest margin	3.78%	3.83%	4.52%

	Six Months Ended	Six Months Ended
	June 30, 2008	June 30, 2007

Annualized return on average assets	1.28%	1.47%
Annualized return on average equity	16.22%	18.50%
Efficiency ratio	48.74%	41.06%
Annualized operating expense/average assets	2.20%	2.12%
Annualized net interest margin	3.81%	4.31%

	Quarter Ended	Cost of	Quarter Ended	Cost of	Quarter Ended	Cost of
DEPOSIT COMPOSITION	June 30, 2008	Fund	March 31, 2008	Fund	June 30, 2007	Fund
Noninterest bearing demand deposits	18.4%	0.00%	17.8%	0.00%	18.5%	0.00%
Savings & interest checking	3.6%	2.56%	3.4%	2.38%	3.0%	1.81%
Money market deposits	23.6%	3.05%	22.7%	3.76%	25.1%	4.48%
Time deposits of $100,000 or more	44.4%	3.88%	45.9%	4.46%	44.9%	5.31%
Other time deposits	10.0%	4.08%	10.2%	4.60%	8.5%	4.97%
Total deposits	100.0%	2.98%	100.0%	3.46%	100.0%	4.00%

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WIBC – 2Q08 results
July 22, 2008

SUMMARY OF FINANCIAL DATA (dollars in thousands, except per share data) (unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended
CAPITAL RATIO	June 30, 2008	March 31, 2008	June 30, 2007
Tier 1 leverage ratio	10.21%	10.24%	10.28%
Tier 1 risk-based capital ratio	11.55%	11.75%	12.36%
Total risk-based capital ratio	13.99%	14.37%	14.22%
Total shareholders' equity	$181,686	$177,536	$162,587
Book value per share	$6.18	$6.04	$5.54
Tangible book value per share	$5.92	$5.70	$5.27

ALLOWANCE FOR LOAN LOSSES	Quarter Ended	Quarter Ended	Quarter Ended
(net of SBA guaranteed portion)	June 30, 2008	March 31, 2008	June 30, 2007
Balance at beginning of period	$22,072	$21,579	$17,214
Provision for losses on loans	1,656	1,512	3,921
Recoveries on loans previously charged off	1,654	121	31
Less charge offs	1,888	1,140	1,788
Balance at end of period	$23,494	$22,072	$19,378

Net loan charge-offs to average total loans	0.01%	0.06%	0.11%
Gross charge-offs to average total loans	0.10%	0.06%	0.11%
Allowance for loan losses/gross loans	1.18%	1.17%	1.16%
Allowance for loan losses/non-accrual loans	142.68%	196.64%	264.15%
Allowance for loan losses/non-performing loans	142.64%	184.35%	230.33%
Allowance for loan losses/non-performing assets	138.64%	163.26%	228.35%

	Six Months Ended	Six Months Ended
	June 30, 2008	June 30, 2007
Balance at beginning of period	$21,579	$18,654
Provision for losses on loans	3,168	5,176
Recoveries on loans previously charged off	1,775	82
Less charge offs	3,028	4,534
Balance at end of period	$23,494	$19,378

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS	Quarter Ended	Quarter Ended	Quarter Ended
	June 30, 2008	March 31, 2008	June 30, 2007
Balance at beginning of period	$1,886	$1,998	$1,266
(Recapture of) provision for losses on off-balance sheet items	(256)	(112)	579
Balance at end of period	$1,630	$1,886	$1,845

	Six Months Ended	Six Months Ended
	June 30, 2008	June 30, 2007
Balance at beginning of period	$1,998	$891
(Recapture of) provision for losses on off-balance sheet items	(368)	954
Balance at end of period	$1,630	$1,845

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WIBC – 2Q08 results
July 22, 2008

SUMMARY OF FINANCIAL DATA (dollars in thousands, except per share data) (unaudited)

NON-PERFORMING ASSETS	Quarter Ended	Quarter Ended	Quarter Ended
(net of SBA guaranteed portion)	June 30, 2008	March 31, 2008	June 30, 2007
Nonaccrual loans:
Construction	$-	$-	$-
Real estate secured	12,405	8,061	6,320
Commercial and industrial	3,797	2,914	789
Consumer	265	250	227
Total	16,467	11,225	7,336
Loans 90 days or more past due and still accruing:
Construction	-	-	-
Real estate secured	-	503	743
Commercial and industrial	4	56	334
Consumer	-	189	-
Total	4	748	1,077
Total nonperforming loans	16,471	11,973	8,413
Total nonperforming loans/gross loans	0.83%	0.64%	0.50%
Restructured loans	-	1,393	-
OREO and repossesed vehicles	476	154	73
Total nonperforming assets	$16,947	$13,520	$8,486
Total nonperforming assets/total assets	0.72%	0.60%	0.42%

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(more)

WIBC – 2Q08 results
July 22, 2008

WILSHIRE BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID
(Dollars in Thousands) (unaudited)

	For the Three Months Ended
	June 30, 2008			March 31, 2008			June 30, 2007
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Balance	Income/	Yield/	Balance	Income/	Yield/	Balance	Income/	Yield/
		Expense	Rate		Expense	Rate		Expense	Rate
INTEREST EARNING ASSETS

LOANS:
Real estate loans	$1,551,297	$26,994	6.96%	$1,486,208	$27,531	7.41%	$1,289,641	$26,821	8.32%
Commercial loans	362,376	5,382	5.94%	340,095	5,990	7.04%	311,971	6,927	8.88%
Consumer loans	26,376	431	6.53%	29,873	526	7.04%	45,704	923	8.08%
Total loans - gross	1,940,049	32,807	6.76%	1,856,176	34,047	7.34%	1,647,316	34,671	8.42%
Loan fees toward yield		1,171			1,271			1,913
Allowance for loan losses & unearned income	(28,213)			(27,287)			(26,310)
Net Loans	$1,911,836	$33,978	7.11%	$1,828,889	$35,318	7.72%	$1,621,006	$36,584	9.03%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
U.S. government agencies	$228,806	$2,638	4.61%	$222,524	$2,584	4.64%	$188,184	$2,342	4.98%
Federal funds sold	8,546	49	2.27%	9,851	80	3.27%	42,225	578	5.48%
Total Investment Securities and Other Earning Assets	$237,352	$2,687	4.53%	$232,375	$2,664	4.59%	$230,409	$2,920	5.07%

TOTAL INTEREST-EARNING ASSETS	$2,149,188	$36,665	6.82%	$2,061,264	$37,982	7.37%	$1,851,415	$39,504	8.53%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money market	$393,182	$2,998	3.05%	$396,595	$3,725	3.76%	$421,205	$4,722	4.48%
NOW	22,533	76	1.35%	22,520	79	1.41%	22,119	66	1.20%
Savings	35,995	299	3.32%	32,617	249	3.05%	29,039	165	2.28%
Time deposits of $100,000 or more	795,081	7,720	3.88%	788,630	8,799	4.46%	783,100	10,391	5.31%
Other time deposits	173,783	1,771	4.08%	163,993	1,886	4.60%	152,789	1,899	4.97%
Total Interest Bearing Deposits	$1,420,574	$12,864	3.62%	$1,404,355	$14,738	4.20%	$1,408,252	$17,243	4.90%

BORROWINGS:
FHLB advances and other borrowings	$281,846	$2,356	3.34%	$217,593	$2,043	3.76%	$21,540	$204	3.79%
Junior subordinated debentures	87,321	1,112	5.09%	87,321	1,457	6.68%	61,547	1,141	7.42%
Total Borrowings	$369,167	$3,468	3.76%	$304,914	$3,500	4.59%	$83,087	$1,345	6.48%

TOTAL INTEREST BEARING LIABILITIES	$1,789,741	$16,332	3.65%	$1,709,269	$18,238	4.27%	$1,491,339	$18,588	4.99%

NET INTEREST INCOME		$20,333			$19,744			$20,916

NET INTEREST SPREAD			3.17%			3.10%			3.55%

NET INTEREST MARGIN			3.78%			3.83%			4.52%

(more)

WIBC – 2Q08 results
July 22, 2008

WILSHIRE BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID
(Dollars in Thousands) (unaudited)

	For the Six Months Ended
	June 30, 2008			June 30, 2007
	Average	Interest	Average	Average	Interest	Average
	Balance	Income/	Yield/	Balance	Income/	Yield/
		Expense	Rate		Expense	Rate
INTEREST EARNING ASSETS

LOANS:
Real estate loans	$1,518,752	$54,526	7.18%	$1,260,721	$51,542	8.18%
Commercial loans	351,236	11,372	6.48%	303,887	13,511	8.89%
Consumer loans	28,124	956	6.80%	48,347	1,929	7.98%
Total loans - gross	1,898,112	66,854	7.04%	1,612,955	66,982	8.31%
Loan fees toward yield		2,442			3,503
Allowance for loan losses & unearned income	(27,750)			(26,552)
Gross Loans, Net	$1,870,362	$69,296	7.41%	$1,586,403	$70,485	8.89%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
U.S. government agencies	$225,665	$5,222	4.63%	$187,378	$4,581	4.89%
Federal funds sold	9,199	129	2.81%	77,638	2,087	5.38%
Total Investment Securities and Other Earning Assets	$234,864	$5,351	4.56%	$265,016	$6,668	5.03%

TOTAL INTEREST-EARNING ASSETS	$2,105,226	$74,647	7.09%	$1,851,419	$77,153	8.33%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money market	$394,888	$6,723	3.40%	$413,608	$9,320	4.51%
NOW	22,527	155	1.38%	21,541	125	1.16%
Savings	34,306	548	3.19%	29,154	306	2.10%
Time deposits of $100,000 or more	791,855	16,519	4.17%	794,060	21,008	5.29%
Other time deposits	168,888	3,657	4.33%	155,596	3,846	4.94%
Total Interest-Bearing Deposits	$1,412,464	$27,602	3.91%	$1,413,959	$34,605	4.89%

BORROWINGS:
FHLB advances and other borrowings	249,720	4,399	3.52%	20,783	386	3.71%
Junior subordinated debentures	87,321	2,569	5.88%	61,547	2,273	7.39%
Total Borrowings	$337,041	$6,968	4.13%	$82,330	$2,659	6.46%

TOTAL INTEREST BEARING LIABILITIES	$1,749,505	$34,570	3.95%	$1,496,289	$37,264	4.98%

NET INTEREST INCOME		$40,077			$39,889

NET INTEREST SPREAD			3.14%			3.35%

Transmitted on Prime Newswire on July 22, 2008, at 3:30 a.m. PDT.